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                                                                     Exhibit 3.1



                               State of Delaware

                    Office of the Secretary of State       Page  1

                   ------------------------------------


        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "UNILAB CORPORATION", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 2001, AT 8:30 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                        [SEAL]  /s/ Harriet Smith Windsor
                                                --------------------------
                                                Harriet Smith Windsor,
                                                Secretary of State


2321532     8100                                AUTHENTICATION:  1136190

010234081                                                 DATE: 05-16-01
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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:30 AM 05/16/2001
                                                           010234081-2321532



                                     THIRD
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              UNILAB CORPORATION

 (Pursuant to Sections 242 and 245 of the General Corporation Law of Delaware)

        We, the undersigned, Robert E. Whalen and David W. Gee, being respectively the President and the Secretary of Unilab Corporation, a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

        1.      The name of the corporation is Unilab Corporation.

        2. Effective upon the filing of this Third Amended and Restated Certificate of Incorporation with the Secretary of State, each share of Common Stock outstanding shall be reclassified on a basis of 0.986312 shares of Common Stock for each share of Common Stock outstanding and, accordingly, each share of Common Stock outstanding shall, without further action by the Corporation or any stockholder, be deemed to represent 0.986312 shares of Common Stock, provided that all fractional shares resulting therefrom shall be eliminated and each holder thereof shall be entitled to receive a cash payment equal to such holder's fraction of a share of Common Stock multiplied by the per share fair market value, as determined by the Board of Directors.

        3. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on January 6, 1993, under the name MetCal Inc. The Certificate of Incorporation was restated on July 23, 1993. The Certificate of Incorporation was amended, changing the name of the Corporation to Unilab Corporation on November 10, 1993. The Certificate of Incorporation was amended and restated on September 20, 2000.

        4. This Third Amended and Restated Certificate of Incorporation (i) restates and amends the provisions of the Second Restated Certificate of Incorporation, as amended, as provided herein in its entirety, and (ii) was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

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        5.      The text of the Third Amended and Restated Certificate of
Incorporation is hereby set forth to read as follows:

        Section 1. The name of the corporation is Unilab Corporation (hereinafter referred to as the "Corporation").

        Section 2. The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, 19808. Corporation Service Company is the Corporation's registered agent at that address.

        Section 3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        Section 4. The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000 shares of Common Stock, each having a par value of $.01 per share, and 15,000,000 shares of Preferred Stock, each having a par value of $.01 per share. No share shall be issued until it has been paid for, and all shares, when and as issued, shall thereafter be nonassessable.

    The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

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        Section 5. The election of directors of the Corporation need not be by written ballot, unless the Bylaws of the Corporation provide otherwise.

        Section 6. The Board of Directors shall have the power to make, alter, or repeal the By-laws of the Corporation, subject to the right of the stockholders of the Corporation to alter or repeal any provision of the By-laws made by the Board of Directors.

        Section 7. The stockholders of the Corporation shall not be entitled to preemptive rights to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of capital stock of the Corporation, or any options or warrants to purchase shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

        Section 8. The stockholders shall not be entitled to cumulative voting.

        Section 9. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Except as otherwise provided by this Third Amended and Restated Certificate of Incorporation, if a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

        Section 10. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the

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manner required by this Section 10 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceeding of meetings are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.

        Section 11. The Corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of Delaware, as now or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. The indemnification provided by this Section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled whether as a matter of law, under the By-laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

        Section 12. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented.

        Section 13. The Corporation shall not be governed by Section 203 the General Corporation Law of Delaware.

        Section 14. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate in any manner now or hereafter prescribed or permitted by the General Corporation Law of Delaware and does further authorize at any time prior to the filing of such amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders of the Corporation, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

        Section 15. The foregoing has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

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        IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Robert E. Whalen, its President, and attested by David W. Gee, its Secretary, this 16th day of May, 2001.


                                        By:    /s/ Robert E. Whalen
                                               -----------------------
                                        Name:  Robert E. Whalen
                                        Title: President


Attest:

By:    David W. Gee
Name:  /s/ David W. Gee
      ----------------------
Title: Secretary

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